Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 — 7544

(Name, address and telephone number of agent for service)

Suzano Austria GmbH

(Exact name of obligor as specified in its charter)

The Republic of Austria	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Fleischmarkt 1

1010 Vienna

Austria

+43 1 205 776 0095

(Address of principal executive offices)

6.000% SENIOR NOTES DUE 2029

5.000% SENIOR NOTES DUE 2030

Suzano S.A.

(Exact name of obligor as specified in its charter)

The Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Av. Professor Magalhaes Neto, 1,752

10th Floor, Rooms 1010 and 1011

Salvador, Brazil 41 810-012

Telephone: +55 11 3503-9000

(Address of principal executive offices)

GUARANTEE OF 6.000% SENIOR NOTES DUE 2029

GUARANTEE OF 5.000% SENIOR NOTES DUE 2030

(Title of the Indenture securities)

Item 1.         General Information.

Furnish the following information as to the trustee.

(a)                                       Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.         Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3. -15.	Not Applicable.

Item 16.	List of Exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated August 30, 2018, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-224828.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 24th day of June, 2019.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/Luke Russel
Name: Luke Russel
Title: Assistant Vice President

Exhibit 7

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2019

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar Amounts in Thousands		RCON	Amount
Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)			0081	33,000	1.a.
	b.	Interest-bearing balances (2)			0071	16,966,000	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	0	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b.
	c.	Equity securities with readily determinable fair values not held for trading (4)			JA22	5,000	2.c.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold			B987	0	3.a.
	b.	Securities purchased under agreements to resell (5, 6)			B989	13,287,000	3.b.
4.	Loans and lease financing receivables (from Schedule RC-C):
	a.	Loans and leases held for sale			5369	0	4.a.
	b.	Loans and leases held for investment	B528	10,109,000			4.b.
	c.	LESS: Allowance for loan and lease losses	3123	9,000			4.c.
	d.	Loans and leases held for investment, net of allowance (item 4.b minus 4.c) (7)			B529	10,100,000	4.d.
5.	Trading assets (from Schedule RC-D)				3545	0	5.
6.	Premises and fixed assets (including capitalized leases)				2145	28,000	6.
7.	Other real estate owned (from Schedule RC-M)				2150	1,000	7.
8.	Investments in unconsolidated subsidiaries and associated companies				2130	0	8.
9.	Direct and indirect investments in real estate ventures				3656	0	9.
10.	Intangible assets (from Schedule RC-M)				2143	19,000	10.
11.	Other assets (from Schedule RC-F) (6)				2160	1,299,000	11.
12.	Total assets (sum of items 1 through 11)				2170	41,738,000	12.

Liabilities
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	28,602,000	13.a.
		(1) Noninterest-bearing (8)	6631	20,889,000			13.a.(1)
		(2) Interest-bearing	6636	7,713,000			13.a.(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased (9)			B993	902,000	14.a.
	b.	Securities sold under agreements to repurchase (10)			B995	0	14.b.
15.	Trading liabilities (from Schedule RC-D)				3548	0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	856,000	16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures (11)				3200	0	19.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
3.

Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

4.

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

5.	Includes all securities resale agreements, regardless of maturity.
6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
8.	Includes noninterest-bearing demand, time, and savings deposits.
9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
10.	Includes all securities repurchase agreements, regardless of maturity.
11.	Includes limited-life preferred stock and related surplus.

Schedule RC—Continued

	Dollar Amounts in Thousands	RCON	Amount
Liabilities—continued
20.	Other liabilities (from Schedule RC-G)	2930	1,977,000	20.
21.	Total liabilities (sum of items 13 through 20)	2948	32,337,000	21.
22.	Not applicable

Equity Capital
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus	3838	0	23.
24.	Common stock	3230	2,127,000	24.
25.	Surplus (exclude all surplus related to preferred stock)	3839	752,000	25.
26.	a. Retained earnings	3632	6,523,000	26.a.
	b. Accumulated other comprehensive income (1)	B530	(1,000)	26.b.
	c. Other equity capital components (2)	A130	0	26.c.
27.	a. Total bank equity capital (sum of items 23 through 26.c)	3210	9,401,000	27.a.
	b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28.	Total equity capital (sum of items 27.a and 27.b)	G105	9,401,000	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)	3300	41,738,000	29.

Memoranda

To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2018	6724	2a	M.1.

1a =   An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b =   An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a =   An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b =   An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 =            This number is not to be used

4 =          Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 =          Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 =          Review of the bank’s financial statements by external auditors

7 =          Compilation of the bank’s financial statements by external auditors

8 =          Other audit procedures (excluding tax preparation work)

9 =          No external audit work

To be reported with the March Report of Condition.

		RCON	Date
2.	Bank’s fiscal year-end date (report the date in MMDD format)	8678	1231	M.2.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.